Exhibit 99

        Psychiatric Solutions Announces Third Quarter Earnings
                      Per Diluted Share of $0.29

      Increases 2006 Earnings Guidance to Range of $1.10 to $1.12

     Establishes 2007 Earnings Guidance in Range of $1.37 to $1.41


    FRANKLIN, Tenn.--(BUSINESS WIRE)--Oct. 25, 2006--Psychiatric Solutions, Inc. ("PSI") (NASDAQ: PSYS) today announced financial results for the third quarter and nine months ended September 30, 2006. Revenue for the third quarter rose to a record $254,814,000, an increase of 15.6% from $220,458,000 for the third quarter of 2005. Net income for the third quarter of 2006 was $15,524,000, or $0.29 per diluted share, which included stock compensation expense of $0.02. Net income for the third quarter of 2005 was $1,179,000, or $0.03 per diluted share, which included a pre-tax loss on the refinancing of long-term debt of $14,881,000, or $0.20 per diluted share after tax. Adjusted income from continuing operations per diluted share, which excludes stock compensation expense in 2006 and the loss on refinancing in 2005, increased 41% to $0.31 for the third quarter of 2006 from $0.22 for the third quarter of 2005. Diluted shares used in computing per share amounts increased 17% for the third quarter of 2006 from the third quarter of 2005. All results in this release have been adjusted to reflect the 2-for-1 stock split effected in January 2006. Please see pages 6 and 7 for a reconciliation of GAAP and non-GAAP financial results.

    "With the substantial profitable growth PSI produced for the third quarter, we continue to meet or exceed our financial objectives," commented Joey Jacobs, Chairman, President and Chief Executive Officer of PSI. "Consistent with our strong long-term growth record, our third quarter results once again reflected significant increases in same-facility revenue and in the number of psychiatric inpatient beds in operation. Our same-facility revenue, which is now derived from 55 facilities including the 20 facilities acquired from Ardent Health Services in 2005, increased 7.6% for the quarter, driven by 2.8% growth in patient days and 4.6% growth in revenue per patient day. Through the first nine months of 2006, same-facility revenue increased 8.7%, with a 3.2% increase in patient days and a 5.4% increase in revenue per patient day.

    "As this performance indicates, we are successfully leveraging the inherent growth potential in our inpatient facilities through our strategies to capture additional market share. Contributing to this growth are the increasing productivity and efficiencies that we continue to generate in combination with our substantial revenue growth. These operating improvements are accountable for the increase in our same-facility EBITDA margin to 20.0% for the latest quarter from 17.4% for the third quarter of 2005, while total adjusted EBITDA for the Company increased to 16.7% of revenue for the third quarter from 14.7% for the comparable 2005 period.

    "PSI completed the third quarter with more than 6,900 inpatient beds in operation. While we continue to implement our strategy of gradually expanding bed capacity within our existing base of facilities, most of the growth in beds reflects our ongoing acquisition strategy, through which we target the addition of a minimum of six inpatient facilities each year. Through the first nine months of 2006, we completed the acquisition of nine inpatient facilities in eight transactions, including the purchase of five facilities with approximately 450 inpatient beds during the third quarter. In a market that remains highly fragmented, we are confident that there are ample opportunities to sustain our acquisition strategy for the foreseeable future.

    "We also remain confident that the strength of our financial position and our increasing cash flow from operations will enable us to implement our growth strategies successfully. Cash flow from operations for the third quarter increased 19% to $28.8 million from the third quarter last year and 58% to $80.8 million for the first nine months of 2006 versus the same period in 2005."

    Based primarily on the Company's earnings for the first nine months of $0.81 per diluted share and its outlook for the remainder of 2006, PSI today increased its guidance for earnings per diluted share, which includes stock compensation expense expected to be approximately $0.15, to a range of $1.10 to $1.12, from the previous range of $1.08 to $1.10. Additionally, the Company established its guidance for 2007 earnings per diluted share in a range of $1.37 to $1.41, which includes stock compensation expense expected to be approximately $0.14. The Company's guidance does not include the impact from any future acquisitions.

    PSI will hold a conference call to discuss this release tomorrow at 9:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.psysolutions.com and clicking Investor Relations or by going to www.earnings.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on November 9, 2006.

    This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional inpatient facilities on favorable terms;
(2) the ability of PSI to improve the operations of acquired inpatient facilities; (3) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (4) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs;
(5) risks inherent to the health care industry, including the impact of changes in regulation, reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; (6) PSI's ability to comply with applicable licensure and accreditation requirements; (7) an adverse judgment in PSI's litigation with FHC Health Systems, Inc.; and (8) potential difficulties in integrating the operations of PSI with recently acquired operations. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

    PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 64 owned or leased freestanding psychiatric inpatient facilities with more than 6,900 beds in 27 states. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.


                     PSYCHIATRIC SOLUTIONS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
        (Unaudited, in thousands except for per share amounts)


                               Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                               ---------------------------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------


Revenue                        $254,814  $220,458  $745,530  $494,216

Salaries, wages and employee
 benefits (including share-
 based compensation of $2,059
 and $10,449 for the three and
 nine months ended September
 30, 2006, respectively)        144,715   121,583   422,647   269,602
Professional fees                24,209    22,511    71,210    51,126
Supplies                         14,577    13,220    43,008    30,137
Rentals and leases                3,280     3,381     9,923     8,042
Other operating expenses         23,214    22,348    70,883    53,239
Provision for doubtful
 accounts                         4,413     4,954    13,771    10,267
Depreciation and amortization     5,234     4,355    14,846    10,279
Interest expense                 10,059    11,377    28,537    18,192
Loss on refinancing long-term
 debt                                 -    14,881         -    21,871
                               --------- --------- --------- ---------
                                229,701   218,610   674,825   472,755
                               --------- --------- --------- ---------
Income from continuing
 operations before income
 taxes                           25,113     1,848    70,705    21,461
Provision for income taxes        9,543       721    26,868     8,370
                               --------- --------- --------- ---------
Income from continuing
 operations                      15,570     1,127    43,837    13,091
(Loss) income from
 discontinued operations, net
 of income tax benefit
 (provision) of $28, $(33),
 $465 and $(78) for the
 respective three and nine
 month periods in 2006 and
 2005                               (46)       52      (760)      123
                               --------- --------- --------- ---------
Net income                      $15,524    $1,179   $43,077   $13,214
                               ========= ========= ========= =========

Basic earnings per share:
  Income from continuing
   operations                     $0.29     $0.03     $0.83     $0.31
  (Loss) income from
   discontinued operations,
   net of taxes                       -         -     (0.01)        -
                               --------- --------- --------- ---------
Net income                        $0.29     $0.03     $0.82     $0.31
                               ========= ========= ========= =========

Diluted earnings per share:
  Income from continuing
   operations                     $0.29     $0.03     $0.81     $0.30
  (Loss) income from
   discontinued operations,
   net of taxes                       -         -     (0.01)        -
                               --------- --------- --------- ---------
Net income                        $0.29     $0.03     $0.80     $0.30
                               ========= ========= ========= =========

Shares used in computing per
 share amounts:
  Basic                          53,114    44,820    52,849    42,285
  Diluted                        54,266    46,405    54,077    43,750


                     PSYCHIATRIC SOLUTIONS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                      (Unaudited, in thousands)


                                           September 30, December 31,
                                               2006          2005
                                           ------------- -------------


                  ASSETS
Current assets:
   Cash and cash equivalents                    $10,465       $54,699
   Accounts receivable, less allowance for
    doubtful accounts of $16,456 and
    $15,355, respectively                       157,264       132,288
   Prepaids and other                            41,932        53,473
                                           ------------- -------------
Total current assets                            209,661       240,460
Property and equipment, net of accumulated
 depreciation                                   476,942       378,163
Cost in excess of net assets acquired           603,944       526,536
Other assets                                     27,401        29,872
                                           ------------- -------------
Total assets                                 $1,317,948    $1,175,031
                                           ============= =============

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                             $19,144       $18,726
   Salaries and benefits payable                 52,516        46,872
   Other accrued liabilities                     43,488        34,363
   Current portion of long-term debt                568           325
                                           ------------- -------------
Total current liabilities                       115,716       100,286
Long-term debt, less current portion            537,878       482,064
Deferred tax liability                           37,082        32,151
Other liabilities                                23,065        20,818
                                           ------------- -------------
Total liabilities                               713,741       635,319
Stockholders' equity:
   Common stock, $0.01 par value, 125,000
    shares authorized; 53,247 and 52,430
    issued and outstanding, respectively            532           524
   Additional paid-in capital                   517,178       495,768
   Retained earnings                             86,497        43,420
                                           ------------- -------------
Total stockholders' equity                      604,207       539,712
                                           ------------- -------------
Total liabilities and stockholders' equity   $1,317,948    $1,175,031
                                           ============= =============


                     PSYCHIATRIC SOLUTIONS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (Unaudited, in thousands)

                                                   Nine Months Ended
                                                      September 30,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------

Operating activities:
Net income                                          $43,077   $13,214
Adjustments to reconcile net income to net cash
 provided by continuing operating activities:
 Depreciation and amortization                       14,846    10,279
 Share-based compensation                            10,449         -
 Amortization of loan costs                           1,225       818
 Loss on refinancing long-term debt                       -    21,871
 Loss (income) from discontinued operations, net
  of taxes                                              760      (123)
 Change in income tax assets and liabilities         24,270     1,715
 Changes in operating assets and liabilities, net
  of effect of acquisitions:
  Accounts receivable                               (12,621)   (9,801)
  Prepaids and other current assets                  (7,182)   (3,868)
  Accounts payable                                   (1,943)    2,102
  Salaries and benefits payable                       4,878     1,715
  Accrued liabilities and other liabilities           1,401    13,328
                                                   --------- ---------
Net cash provided by continuing operating
 activities                                          79,160    51,250
Net cash provided by (used in) discontinued
 operating activities                                 1,664       (73)
                                                   --------- ---------
Net cash provided by operating activities            80,824    51,177

Investing activities:
Cash paid for acquisitions, net of cash acquired (167,065) (514,732) Capital purchases of leasehold improvements,
 equipment and software                             (20,880)  (14,285)
Cash paid for investments in equity method
 investees                                                -    (1,340)
Other assets                                             35     1,013
                                                   --------- ---------
Net cash used in investing activities              (187,910) (529,344)

Financing activities:
Issuances of long-term debt                               -   545,000
Principal payments on long-term debt                   (274) (236,735)
Net increase in revolving credit facility            52,000         -
Payment of loan and issuance costs                     (101)  (13,294)
Refinancing of long-term debt                             -   (15,398)
Excess tax benefits from share-based payment
 arrangements                                         5,771         -
Proceeds from secondary offering of common stock,
 net of issuance costs                                    -   192,637
Proceeds from issuance of common stock upon
 exercise of stock options                            5,456     2,615
                                                   --------- ---------
Net cash provided by financing activities            62,852   474,825
                                                   --------- ---------
Net decrease in cash                                (44,234)   (3,342)
Cash and cash equivalents at beginning of the
 period                                              54,699    33,451
                                                   --------- ---------
Cash and cash equivalents at end of the period      $10,465   $30,109
                                                   ========= =========

Effect of Acquisitions:
Assets acquired, net of cash acquired              $182,056  $623,000
Cash paid for prior year acquisitions                     -     5,793
Liabilities assumed                                 (10,745)  (49,296)
Issuance of common stock used in acquisitions             -   (64,765)
Long-term debt assumed                               (4,246)        -
                                                   --------- ---------
Cash paid for acquisitions, net of cash acquired   $167,065  $514,732
                                                   ========= =========


                     Psychiatric Solutions, Inc.
                   Reconciliation of Net Income to
              Adjusted Income From Continuing Operations
                             (Unaudited)
               (In thousands, except per share amounts)

                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                  ------------------ -----------------
                                    2006     2005     2006     2005
                                  --------- -------- -------- --------
Net income                         $15,524   $1,179  $43,077  $13,214
Plus reconciling items:
     Discontinued operations, net
      of taxes                          46      (52)     760     (123)
     Provision for income taxes      9,543      721   26,868    8,370
                                  --------- -------- -------- --------
Income from continuing operations
 before income taxes                25,113    1,848   70,705   21,461
Stock compensation                   2,059        -   10,449        -
Loss on refinancing long-term
 debt                                    -   14,881        -   21,871
                                  --------- -------- -------- --------
Adjusted income from continuing
 operations before income taxes     27,172   16,729   81,154   43,332
Adjusted provision for income
 taxes                              10,325    6,524   30,839   16,899
                                  --------- -------- -------- --------
Adjusted income from continuing
 operations                        $16,847  $10,205  $50,315  $26,433
                                  ========= ======== ======== ========

Income from continuing operations
 per diluted share                   $0.29    $0.03    $0.81    $0.30
                                  ========= ======== ======== ========
Adjusted income from continuing
 operations per diluted share        $0.31    $0.22    $0.93    $0.60
                                  ========= ======== ======== ========

Diluted shares used in computing
 per share amounts:                 54,266   46,405   54,077   43,750

(a) PSI believes its calculation of adjusted income from continuing operations per diluted share provides a better measure of the Company's ongoing performance and provides better comparability to prior periods because it excludes items not related to the Company's core business operations. Adjusted income from continuing operations per diluted share should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted income from continuing operations per diluted share is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.


                     Psychiatric Solutions, Inc.
  Reconciliation of Income from Continuing Operations to EBITDA and
                            Adjusted EBITDA
                             (Unaudited)
                            (In thousands)

                                 Three Months Ended Nine Months Ended
                                   September 30,      September 30,
                                 ------------------ ------------------
                                   2006     2005      2006     2005
                                 --------- -------- --------- --------
Income from continuing
 operations                       $15,570   $1,127   $43,837  $13,091
     Provision for income taxes     9,543      721    26,868    8,370
     Interest expense              10,059   11,377    28,537   18,192
Depreciation and amortization       5,234    4,355    14,846   10,279
                                 --------- -------- --------- --------
EBITDA(a)                          40,406   17,580   114,088   49,932
Other expenses:
     Stock compensation             2,059        -    10,449        -
     Loss on refinancing long-
      term debt                         -   14,881         -   21,871
                                 --------- -------- --------- --------
Adjusted EBITDA(a)                $42,465  $32,461  $124,537  $71,803
                                 ========= ======== ========= ========

(a) EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation, amortization, stock compensation and other items included in the caption above labeled "Other expenses". These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI's management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI's overall performance and to compare PSI's current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.


                     Psychiatric Solutions, Inc.
               Operating Statistics - Owned Facilities
                             (Unaudited)
                        (Revenue in thousands)

              Three Months Ended           Nine Months Ended
                 September 30,       %       September 30,        %
              -------------------         --------------------
                2006      2005     Chg.     2006       2005     Chg.
              --------- --------- ------- ---------- --------- -------
Same-facility
 results:
 Revenue      $222,992  $207,306     7.6%  $494,705  $455,255     8.7%
 Admissions     24,425    24,208     0.9%    54,502    53,721     1.5%
 Patient days  427,163   415,428     2.8% 1,007,883   976,752     3.2%
 Average
  length of
  stay(a)         17.5      17.2     1.7%      18.5      18.2     1.6%
 Revenue per
  patient
  day(b)          $522      $499     4.6%      $491      $466     5.4%
 EBITDA
  margin          20.0%     17.4% 260 bps      19.8%     17.6% 220 bps

Total
 facility
 results:
 Revenue      $241,868  $207,306    16.7%  $707,278  $455,255    55.4%
 Admissions     26,357    24,208     8.9%    79,655    53,721    48.3%
 Patient days  462,691   415,428    11.4% 1,364,947   976,752    39.7%
 Average
  length of
  stay(a)         17.6      17.2     2.3%      17.1      18.2   (6.0)%
 Revenue per
  patient
  day(b)          $523      $499     4.8%      $518      $466    11.2%
 EBITDA
  margin          19.9%     17.4% 250 bps      19.7%     17.6% 210 bps

(a) Average length of stay is defined as patient days divided by admissions.
(b) Revenue per patient day is defined as owned facility revenue divided by patient days.

    CONTACT: Psychiatric Solutions Inc., Franklin
             Executive Vice President, Finance and Administration
             Brent Turner, 615-312-5700